Exhibit 99.1

Waste Connections Announces New Market Acquisition

THE WOODLANDS, Texas, Oct. 26, 2015 /PRNewswire/ -- Waste Connections, Inc. (NYSE: WCN) today announced it has entered into an agreement to acquire an integrated provider of solid waste collection, recycling, transfer and disposal services, with total annual revenue of approximately $75 million. This new market transaction remains subject to closing conditions, including regulatory approval, and closing is expected to occur before year end.

"This is a typical Waste Connections transaction: leading collection position in several suburban and rural markets; fully integrated with multiple landfills; and several long-term municipal contracts securing a large portion of the revenue base," said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman.

Waste Connections, Inc. is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. Through its R360 Environmental Solutions subsidiary, the Company is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than two million residential, commercial, industrial, and exploration and production customers from a network of operations in 32 states. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in The Woodlands, Texas.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to: expected acquisition activity; contribution from acquisitions; and timing to complete acquisitions. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our results are vulnerable to economic conditions; (2) our industry is highly competitive and includes larger and better capitalized companies, companies with lower prices, return expectations or other advantages, and governmental service providers, which could adversely affect our ability to compete and our operating results; (3) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (4) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (5) we may lose contracts through competitive bidding, early termination or governmental action; (6) alternatives to landfill disposal may cause our revenues and operating results to decline; (7) increases in labor costs could impact our financial results; (8) increases in the price of diesel or compressed natural gas fuel may adversely affect our collection business and reduce our operating margins; (9) labor union activity could divert management attention and adversely affect our operating results; (10) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; (11) we may be subject in the normal course of business to judicial, administrative or other third-party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (12) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (13) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses, and the success of our acquisitions; (14) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, or that become more adverse to our business than we anticipated at the time of acquisition; (15) extensive and evolving environmental, health and safety laws and regulations may restrict our operations and growth and increase our costs; (16) future changes in laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (17) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; (18) our accruals for our landfill site closure and post-closure costs may be inadequate; and (19) liabilities for environmental damage may adversely affect our financial condition, business and earnings. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

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